UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: June 9, 2007

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 9, 2007, the Board of Directors of the Company increased the size of the Board of Directors from eight to nine directors, with the number of Class I directors increasing from two to three, and appointed Michael J. Potter to the Board of Directors as a Class I director to fill the resulting vacancy. Mr. Potter’s term will expire on the date of the Company’s 2008 Annual Stockholders Meeting. The Company has not yet determined which committees of the Board of Directors, if any, that Mr. Potter will join. Mr. Potter will be compensated as a non-employee director in accordance with the Company’s non-employee director compensation policies as described in the Company’s 2007 Proxy Statement. The Company issued a press release on June 13, 2007 announcing the appointment of Mr. Potter to the Board of Directors, a copy of which is filed as Exhibit 99.1 hereto.

Item 8.01	Other Events

At the Company’s 2007 Annual Stockholders Meeting held on June 9, 2007, the stockholders of the Company approved (1) the election of James R. Alexander, Jerry Gramaglia and Kay Isaacson-Leibowitz as Class II directors to the Board; and (2) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
99.1	Press release dated June 13, 2007 issued by the Company relating to the appointment of Michael J. Potter to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.
Date: June 13, 2007
/s/ Dennis C. Pence
Dennis C. Pence, Chief Executive Officer